Exhibit 99.1

Thursday, July 17, 2025 FOR IMMEDIATE RELEASE
WaFd Announces Quarterly Earnings Per Share Of $0.73
Q3 Highlights

$62 Million	$0.73	0.92%	10.2%
Net Income	Diluted Earnings per Common Share	Return on Average Assets	Return on Tangible Common Equity

The third quarter delivered strong core earnings driven by improved margin and resultant net interest income. Our cost of funds in dollars decreased 6.5% on a linked quarter basis, benefiting from lower rates on deposits and reduced borrowings as we chose to shrink the balance sheet. We have found loan demand to be tepid at best, as many borrowers are waiting for more certainty before starting new projects. Absent loan demand, we aggressively repurchased shares this quarter at attractive prices (1.01x of tangible book value), contributing to the 12% increase in earnings per share and the 5.4% annualized increase in tangible book value per share."

Brent Beardall President and CEO of WaFd Bank

Net Interest Income and NIM	■$168 million net interest income for the quarter compared to $161 million in Q2. ■Net interest margin at 2.69% for the quarter compared to 2.55% for Q2.	Credit Quality	■Non-performing assets up $26 million at 0.36% of total assets compared to 0.26% for Q2. ■Delinquencies down $4 million to 0.26% of total loans compared to 0.27% for Q2.

Non-Interest Income and Expense	■Non-interest income and expense stable compared to Q2. ■Efficiency ratio decreased to 56.01% Q3 compared to 58.31% in the prior quarter as a result of the increased net interest income.	Shareholder Returns and Stock Activity
■On June 7, 2025, the Company paid a cash dividend of $0.27 per share, 169th consecutive quarterly dividend paid.
■1,662,508 shares were repurchased during the quarter at a weighted average price of $29.08 per share.

SEATTLE, WASHINGTON – WaFd, Inc. (Nasdaq: WAFD) (the "Company"), parent company of Washington Federal Bank ("WaFd Bank" or the "Bank"), today announced quarterly earnings of $61,952,000 for the quarter ended June 30, 2025, an increase of 10% from net earnings of $56,252,000 for the quarter ended March 31, 2025 and a decrease of 4% from net earnings of $64,560,000 for the quarter ended June 30, 2024. After the effect of dividends on preferred stock, net income available for common shareholders was $0.73 per diluted share for the quarter ended June 30, 2025, compared to $0.65 per diluted share for the quarter ended March 31, 2025, an $0.08 or 12% increase, and $0.75 per diluted share for the quarter ended June 30, 2024, a $0.02 or 3% decrease in fully diluted earnings per common share.

Quarterly Earnings Release Q3 2025	1

WaFd Inc. Announces Third Quarter Results
The following table provides the Company's financial scorecard for the last five quarters:

	As of
(In thousands, except share and ratio data)	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024
BALANCE SHEET
Cash	$809,252	$1,231,461	$1,507,735	$2,381,102	$2,492,504
Loans receivable, net	20,277,164	20,920,001	21,060,501	20,916,354	20,873,919
Allowance for credit losses ("ACL")	219,268	222,709	225,022	225,253	225,324
Loans held for sale	—	—	—	—	468,527
Available-for-sale securities, at fair value	3,387,497	3,142,763	2,743,731	2,572,709	2,428,768
Held-to-maturity securities, at amortized cost	512,854	526,502	537,348	436,972	447,638
Total investments	3,900,351	3,669,265	3,281,079	3,009,681	2,876,406
Total assets	26,731,915	27,644,637	27,684,454	28,060,330	28,580,800
Transaction deposits	11,969,124	11,853,984	11,853,859	11,817,185	11,929,005
Time deposits	9,417,447	9,573,442	9,584,918	9,556,785	9,255,760
Total deposits	21,386,571	21,427,426	21,438,777	21,373,970	21,184,765
Borrowings, senior debt and junior subordinated debentures	1,991,087	2,814,938	2,914,627	3,318,307	4,079,360
Total shareholders' equity	3,014,325	3,032,620	3,021,636	3,000,300	2,958,339
Loans to customer deposits[2]	94.81%	97.63%	98.24%	97.86%	98.53%

PROFITABILITY
Net income	$61,952	$56,252	$47,267	$61,140	$64,560
Net income to common shareholders	58,296	52,596	43,611	57,484	60,904
Earnings per common share	0.73	0.65	0.54	0.71	0.75
Return on tangible common equity[1]	10.20%	9.18%	7.69%	10.24%	11.10%
Return on tangible assets[1]	0.94%	0.84%	0.70%	0.89%	0.88%
Net interest margin	2.69%	2.55%	2.39%	2.62%	2.56%
Efficiency ratio	56.01%	58.31%	65.04%	57.21%	56.61%

FINANCIAL HIGHLIGHTS
Common shareholders' equity per share	$34.30	$33.84	$33.45	$33.25	$32.76
Tangible common shareholders' equity per share[1]	28.69	28.31	27.93	27.73	27.18
Shareholders' equity to total assets	11.28%	10.97%	10.91%	10.69%	10.35%
Tangible shareholders' equity to tangible assets[1]	9.78%	9.51%	9.45%	9.24%	8.91%
Common shares outstanding	79,130,276	80,758,674	81,373,760	81,220,269	81,157,173
Preferred shares outstanding	300,000	300,000	300,000	300,000	300,000

CREDIT QUALITY[2]
ACL to gross loans	1.03%	1.01%	1.00%	1.01%	1.00%
Non-accrual loans to net loans	0.41%	0.29%	0.34%	0.33%	0.29%
Delinquencies to net loans	0.26%	0.27%	0.30%	0.25%	0.22%
Non-performing assets to total assets	0.36%	0.26%	0.29%	0.28%	0.24%
Criticized loans to net loans	4.07%	3.32%	2.54%	2.41%	3.01%
Substandard loans to net loans	3.52%	2.51%	1.96%	2.04%	1.84%
(1)Metric is a non-GAAP Financial Measure. See page 9 for additional information on our use of non-GAAP Financial Measures.
(2)Metrics include only loans held for investment. Loans held for sale are not included.

Quarterly Earnings Release Q3 2025	2

WaFd Inc. Announces Third Quarter Results

Balance Sheet Total assets decreased to $26.7 billion as of June 30, 2025, compared to $28.1 billion at September 30, 2024, primarily due to a reduction in loans receivable and cash used to reduce borrowings and purchase investments during the period. Net loans decreased $0.6 billion to $20.3 billion and cash decreased $1.6 billion, or 66.0%. Investment securities increased by $891 million, or 29.6% in the nine months ended June 30, 2025.
Customer deposits totaled $21.4 billion as of June 30, 2025, largely unchanged from September 30, 2024. Transaction accounts increased by $152 million or 1.3% during the period, while time deposits decreased $139 million or 1.5%. As of June 30, 2025, 56.0% of the Company’s deposits were transaction accounts, a slight increase from 55.3% at September 30, 2024. Core deposits, defined as all transaction accounts and time deposits less than $250,000, totaled 77.3% of deposits at June 30, 2025, up from 75.1% on September 30, 2024. Deposits that are uninsured or not collateralized were 23.8% of total deposits as of June 30, 2025, a decrease from 24.8% as of September 30, 2024.
Borrowings totaled $1.9 billion as of June 30, 2025, down from $3.3 billion at September 30, 2024. The effective weighted average interest rate of borrowings was 2.76% as of June 30, 2025, compared to 3.93% at September 30, 2024.
Loan originations totaled $0.7 billion for the third fiscal quarter of 2025, compared to $0.9 billion of originations in the prior quarter. Offsetting loan originations in each of these quarters were loan repayments of $1.5 billion and $1.2 billion, respectively. Commercial loans represented 86% of all loan originations during the third fiscal quarter of 2025 and consumer loans accounted for the remaining 14%. The period end interest yield on the loan portfolio was 5.42% as of June 30, 2025, the same yield as of March 31, 2025 and a decrease from 5.62% as of September 30, 2024.
Tangible common equity per share is a key metric for our management team. For the nine months ended June 30, 2025, tangible book value per share grew from $27.73 as of September 30, 2024 to $28.69 at June 30, 2025. This metric is a non-GAAP Financial Measure. See page 9 for additional information on our use of non-GAAP Financial Measures. During the quarter, the Company repurchased 1,662,508 shares of common stock at a weighted average price of $29.08. Our share repurchase plan currently has an authorization of 9.1 million shares, which provides what we believe is a compelling investment alternative.
Credit Quality Credit quality continues to be closely monitored with the shifting economic and monetary environment. As of June 30, 2025, non-performing assets increased to $97 million, or 0.36% of total assets, from $77 million, or 0.28%, at September 30, 2024. The change fiscal year to date is due to non-accrual loans increasing by $13.2 million, or 19%, since September 30, 2024 and REO increasing by $6.6 million during the same time frame. The REO increase is the result of former branch properties held for sale. Delinquent loans were slightly increased at 0.26% of total loans at June 30, 2025, compared to 0.25% at September 30, 2024 but improved compared to 0.27% at March 31, 2025. The allowance for credit losses (including the reserve for unfunded commitments) totaled $219 million as of June 30, 2025, and was 1.03% of gross loans outstanding, as compared to $225 million, or 1.01% of gross loans outstanding, as of September 30, 2024. Net charge-offs were $5.4 million for the third fiscal quarter of 2025, compared to $5.1 million for the prior quarter.
Profitability Net interest income was $168 million for the third fiscal quarter of 2025, an increase of $7.1 million or 4% from the prior quarter. The increase in net interest income was primarily due to a 16 basis point decrease in the rate paid on interest bearing liabilities. Net interest margin was 2.69% in the third fiscal quarter of 2025 compared to 2.55% for the quarter ended March 31, 2025.
Total non-interest income was $18.3 million for the third fiscal quarter of 2025 compared to $18.9 million the prior quarter. The decrease compared to the prior quarter was primarily due to decreased income from the Bank's insurance subsidiary, WaFd Insurance as the March quarter included annual contingency fee income.
Total non-interest expense stabilized at $104.3 million in the third fiscal quarter of 2025, a slight decrease of $0.5 million, or 0.5%, from the prior quarter. The decrease is the result of reduced Other Expenses and FDIC Insurance costs offset by slightly higher Compensation expenses. Decreased expenses combined with increased net interest income resulted in a decrease in the Company’s efficiency ratio in the third fiscal quarter of 2025 to 56.0%, compared to 58.3% in the prior quarter.
The Company recorded a $2.0 million provision for credit losses in the third fiscal quarter of 2025 compared to a provision of $2.8 million the prior quarter. The provision for loan losses in the quarter ended June 30, 2025 was the net result of decreased loan balances, mixed credit metrics, including the increasing trends in negative migration of criticized and nonperforming loans and $5.4 million of net charge-offs taken during the quarter.
Return on common shareholders' equity for the quarter ended June 30, 2025 was 8.54% compared to 7.68% for the quarter ended March 31, 2025. Adjusted for certain non-operating items, return on equity for the quarter is 8.56% compared to

Quarterly Earnings Release Q3 2025	3

WaFd Inc. Announces Third Quarter Results
adjusted return on equity of 7.66% the prior quarter. Return on assets for the quarter ended June 30, 2025 was 0.92% compared to 0.82% for the previous quarter. Adjusted for certain non-operating items, return on assets for the quarter is 0.93% compared to adjusted return on assets of 0.82% the prior quarter. For a reconciliation of these adjusted ratios, see the Non-GAAP Financial Measures section below.
Income tax expense totaled $17.8 million the third fiscal quarter of 2025, as compared to $15.8 million for the second quarter. The effective tax rate for the quarter ended June 30, 2025 was 22.33% compared to 21.88% for the quarter ended March 31, 2025. The Company’s effective tax rate may vary from the statutory rate mainly due to state taxes, tax-exempt income and tax-credit investments.
WaFd Bank is headquartered in Seattle, Washington, and has 208 branches in nine western states. To find out more about WaFd Bank, please visit our website www.wafdbank.com. The Company uses its website to distribute financial and other material information about the Company.
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Quarterly Earnings Release Q3 2025	4

WAFD, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(UNAUDITED)

	June 30, 2025	September 30, 2024
	(In thousands, except share and ratio data)
ASSETS
Cash and cash equivalents	$809,252	$2,381,102
Available-for-sale securities, at fair value	3,387,497	2,572,709
Held-to-maturity securities, at amortized cost	512,854	436,972
Loans receivable, net of allowance for loan losses of $198,768 and $203,753	20,277,164	20,916,354
Interest receivable	99,224	102,827
Premises and equipment, net	254,403	247,901
Real estate owned	11,154	4,567
FHLB stock	95,899	95,617
Bank owned life insurance	273,221	267,633
Intangible assets, including goodwill of $414,723 and $411,360	444,291	448,425
Federal and state income tax assets, net	120,104	119,248
Other assets	446,852	466,975
	$26,731,915	$28,060,330
LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Transaction deposits	$11,969,124	$11,817,185
Time deposits	9,417,447	9,556,785
Total customer deposits	21,386,571	21,373,970
Borrowings	1,939,675	3,267,589
Junior subordinated debentures	51,412	50,718
Advance payments by borrowers for taxes and insurance	33,680	61,330
Accrued expenses and other liabilities	306,252	306,423
	23,717,590	25,060,030
Shareholders’ equity
Preferred stock, $1.00 par value, 5,000,000 shares authorized; 300,000 and 300,000 shares issued; 300,000 and 300,000 shares outstanding	300,000	300,000
Common stock, $1.00 par value, 300,000,000 shares authorized; 154,385,498 and 154,007,429 shares issued; 79,130,276 and 81,220,269 shares outstanding	154,385	154,007
Additional paid-in capital	2,160,793	2,150,675
Accumulated other comprehensive income (loss), net of taxes	41,531	55,851
Treasury stock, at cost 75,255,222 and 72,787,160 shares	(1,711,999)	(1,639,131)
Retained earnings	2,069,615	1,978,898
	3,014,325	3,000,300
	$26,731,915	$28,060,330

Yield and margin as of period end
Loans receivable[1]	5.42%	5.62%
Mortgage-backed securities	4.32	4.00
Combined cash, investments and FHLB stock	5.03	5.10
Interest-earning assets	5.26	5.44
Interest-bearing customer accounts	3.05	3.50
Borrowings[1]	2.76	3.93
Interest-bearing liabilities	3.03	3.56
Net interest spread	2.23	1.88
Net interest margin	2.74	2.44
1Accretion and amortization assumed to be same as prior quarter. Also includes the impact of derivatives.

Quarterly Earnings Release Q3 2025	5

WAFD, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2025	2024	2025	2024
	(In thousands, except share and ratio data)
INTEREST INCOME
Loans receivable	$279,476	$337,118	$848,150	$857,251
Mortgage-backed securities	27,855	17,523	70,118	41,694
Investment securities and cash equivalents	24,383	37,300	94,647	98,668
	331,714	391,941	1,012,915	997,613
INTEREST EXPENSE
Customer accounts	146,735	154,359	460,833	367,194
Borrowings, senior debt and junior subordinated debentures	16,991	60,396	67,753	142,399
	163,726	214,755	528,586	509,593
Net interest income	167,988	177,186	484,329	488,020
Provision (release) for credit losses	2,000	1,500	4,750	17,500
Net interest income after provision (release)	165,988	175,686	479,579	470,520
NON-INTEREST INCOME
Gain (loss) on sale of investment securities	—	80	20	251
Gain (loss) on termination of hedging derivatives	56	54	126	169
Loan fee income	1,650	594	4,807	1,988
Deposit fee income	7,588	6,960	21,691	20,460
Other income	8,979	9,567	26,212	21,946
Total non-interest income	18,273	17,255	52,856	44,814
NON-INTEREST EXPENSE
Compensation and benefits	53,481	57,169	166,118	180,165
Occupancy	11,755	10,904	34,042	31,193
FDIC insurance premiums	5,150	7,600	15,800	22,070
Product delivery	6,621	6,090	19,313	17,680
Information technology	15,022	13,428	43,695	39,177
Other expense	12,298	14,888	41,502	50,046
Total non-interest expense	104,327	110,079	320,470	340,331
Gain (loss) on real estate owned, net	(176)	(124)	54	387
Income before income taxes	79,758	82,738	212,019	175,390
Income tax provision	17,806	18,178	46,548	36,489
Net income	61,952	64,560	165,471	138,901
Dividends on preferred stock	3,656	3,656	10,968	10,969
Net income available to common shareholders	$58,296	$60,904	$154,503	$127,932

PER SHARE DATA
Basic earnings per common share	$0.73	$0.75	$1.91	$1.78
Diluted earnings per common share	0.73	0.75	1.91	1.78
Cash dividends per common share	0.27	0.26	0.80	0.77
Basic weighted average shares outstanding	79,888,520	81,374,811	80,748,838	71,905,924
Diluted weighted average shares outstanding	79,907,672	81,393,708	80,821,807	71,930,215
PERFORMANCE RATIOS
Return on average assets	0.92%	0.87%	0.81%	0.72%
Return on average common equity	8.54%	9.20%	7.55%	7.18%

Quarterly Earnings Release Q3 2025	6

WAFD, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended
	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024
	(In thousands, except share and ratio data)
INTEREST INCOME
Loans receivable	$279,476	$282,077	$286,597	$308,598	$337,118
Mortgage-backed securities	27,855	23,926	18,337	18,088	17,523
Investment securities and cash equivalents	24,383	30,081	40,183	47,411	37,300
	331,714	336,084	345,117	374,097	391,941
INTEREST EXPENSE
Customer accounts	146,735	151,948	162,150	165,240	154,359
Borrowings, senior debt and junior subordinated debentures	16,991	23,226	27,536	36,045	60,396
	163,726	175,174	189,686	201,285	214,755
Net interest income	167,988	160,910	155,431	172,812	177,186
Provision for credit losses	2,000	2,750	—	—	1,500
Net interest income after provision	165,988	158,160	155,431	172,812	175,686
NON-INTEREST INCOME
Gain on sale of investment securities	—	—	20	91	80
Gain on termination of hedging derivatives	56	65	5	72	54
Loan fee income	1,650	1,812	1,345	757	594
Deposit fee income	7,588	7,057	7,046	7,047	6,960
Other income	8,979	9,947	7,286	7,911	9,567
Total non-interest income	18,273	18,881	15,702	15,878	17,255
NON-INTEREST EXPENSE
Compensation and benefits	53,481	52,710	59,927	53,983	57,169
Occupancy	11,755	11,499	10,788	10,843	10,904
FDIC insurance premiums	5,150	5,800	4,850	6,800	7,600
Product delivery	6,621	6,907	5,785	6,306	6,090
Information technology	15,022	14,481	14,192	14,129	13,428
Other expense	12,298	13,435	15,769	15,880	14,888
Total non-interest expense	104,327	104,832	111,311	107,941	110,079
Gain (loss) on real estate owned, net	(176)	(199)	429	(83)	(124)
Income before income taxes	79,758	72,010	60,251	80,666	82,738
Income tax provision	17,806	15,758	12,984	19,526	18,178
Net income	61,952	56,252	47,267	61,140	64,560
Dividends on preferred stock	3,656	3,656	3,656	3,656	3,656
Net income available to common shareholders	$58,296	$52,596	$43,611	$57,484	$60,904

Quarterly Earnings Release Q3 2025	7

WAFD, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended
	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024
	(In thousands, except share and ratio data)
PER SHARE DATA
Basic earnings per common share	$0.73	$0.65	$0.54	$0.71	$0.75
Diluted earnings per common share	0.73	0.65	0.54	0.71	0.75
Cash dividends per common share	0.27	0.27	0.26	0.26	0.26
Basic weighted average shares outstanding	79,888,520	81,061,206	81,294,227	81,208,683	81,374,811
Diluted weighted average shares outstanding	79,907,672	81,105,536	81,401,599	81,353,644	81,393,708
PERFORMANCE RATIOS
Return on average assets	0.92%	0.82%	0.69%	0.87%	0.87%
Return on average common equity	8.54	7.68	6.42	8.53	9.20
Net interest margin	2.69	2.55	2.39	2.62	2.56
Efficiency ratio	56.01	58.31	65.04	57.21	56.61

Quarterly Earnings Release Q3 2025	8

WAFD, INC. AND SUBSIDIARIES
NON-GAAP MEASURES
(UNAUDITED)

Non-GAAP Financial Measures
The Company has presented certain non-GAAP measures within this document to remove the effect of certain income and expenses to provide investors with information useful in understanding our financial performance. The Company considers these items to be non-operating in nature as they are items that management does not consider indicative of the Company's on-going financial performance. We believe that the tables presented reflect our on-going performance in the periods presented and, accordingly, are useful to consider in addition to our GAAP financial results. These measures should not be considered a substitution for GAAP basis disclosures.
Other companies may use similarly titled non-GAAP financial measures that are calculated differently from the way they are calculated herein. Because of this, our non-GAAP financial measures may not be comparable to similar measures used by others. We caution investors not to place undue reliance on such measures. See the following unaudited tables for reconciliations of our non-GAAP measures to the most directly comparable GAAP financial measures.

Tangible Measures	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024
	(Unaudited - In thousands, except for share and ratio data)
Shareholders' equity - GAAP	$3,014,325	$3,032,620	$3,021,636	$3,000,300	$2,958,339
Less intangible assets - GAAP	444,291	446,660	449,213	448,425	452,255
Tangible shareholders' equity	$2,570,034	$2,585,960	$2,572,423	$2,551,875	$2,506,084
Less preferred stock - GAAP	300,000	300,000	300,000	300,000	300,000
Tangible common shareholders' equity	$2,270,034	$2,285,960	$2,272,423	$2,251,875	$2,206,084

Total assets - GAAP	$26,731,915	$27,644,637	$27,684,454	$28,060,330	$28,580,800
Less intangible assets - GAAP	444,291	446,660	449,213	448,425	452,255
Tangible assets	$26,287,624	$27,197,977	$27,235,241	$27,611,905	$28,128,545

Tangible Metrics
Common shares outstanding - GAAP	79,130,276	80,758,674	81,373,760	81,220,269	81,157,173
Tangible common equity per share	$28.69	$28.31	$27.93	$27.73	$27.18
Tangible equity to tangible assets	9.78%	9.51%	9.45%	9.24%	8.91%

Quarterly Earnings Release Q3 2025	9

WAFD, INC. AND SUBSIDIARIES
NON-GAAP MEASURES
(UNAUDITED)

	Three Months Ended
Average Tangible Measures	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024
	(Unaudited - In thousands, except for ratio data)
Average shareholders' equity - GAAP	$3,030,745	$3,039,021	$3,015,197	$2,996,093	$2,947,056
Less average preferred stock - GAAP	300,000	300,000	300,000	300,000	300,000
Less average intangible assets - GAAP	445,733	448,272	447,754	451,204	453,142
Average tangible common equity	$2,285,012	$2,290,749	$2,267,443	$2,244,889	$2,193,914

Average Assets - GAAP	$26,813,500	$27,371,320	$27,504,576	$28,000,482	$29,703,337
Less average intangible assets - GAAP	445,733	448,272	447,754	451,204	453,142
Average tangible assets	$26,367,767	$26,923,048	$27,056,822	$27,549,278	$29,250,195

Average Tangible Metrics
Net income - GAAP	61,952	56,252	47,267	61,140	64,560
Net income available to common shareholders' - GAAP	58,296	52,596	43,611	57,484	60,904
Return on tangible common equity	10.20%	9.18%	7.69%	10.24%	11.10%
Return on tangible assets	0.94%	0.84%	0.70%	0.89%	0.88%

Quarterly Earnings Release Q3 2025	10

WAFD, INC. AND SUBSIDIARIES
NON-GAAP MEASURES
(UNAUDITED)

	Three Months Ended
Net Income Adjusted for Acquisition Expenses and Other Non-Operating Items	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024
	(Unaudited - In thousands, except for share and ratio data)
Interest income
LBC Hedge Valuation Adj	$—	$—	$3,933	$—	$—

Non-interest income adjustments
Distribution received on LBC equity method investment	$(255)	$(257)	$(279)	$(288)	$(299)
(Gain)Loss on WaFd Bank equity method investment	304	(155)	48	(896)	(748)
Total non-interest income adjustments	$49	$(412)	$(231)	$(1,184)	$(1,047)

Non-interest expense adjustments
Acquisition-related expenses	$—	$—	$239	$(1,602)	$2,285
Non-operating expenses:
Restructuring Charges	—	—	5,390	—	—
FDIC Special Assessment	—	—	—	(216)	—
Legal and Compliance Accruals	—	—	—	(182)	—
Charitable Donation	—	—	—	—	—
	—	—	5,390	(398)	—
Total non-interest expense adjustments	$—	$—	$5,629	$(2,000)	$2,285

Net Income - GAAP	$61,952	$56,252	$47,267	$61,140	$64,560
Preliminary ACL provision on LBC loans	—	—	—	—	—
Interest income adjustments	—	—	3,933	—	—
Non-interest income adjustments	49	(412)	(231)	(1,184)	(1,047)
Non-interest expense adjustments	—	—	5,629	(2,000)	2,285
REO adjustments	176	199	(429)	83	124
Income tax adjustment	(50)	47	(1,918)	751	(299)
Net Income - non-GAAP	$62,127	$56,086	$54,251	$58,790	$65,623

Dividend on preferred stock	3,656	3,656	3,656	3,656	3,656
Net Income available to common shareholders' - non-GAAP	$58,471	$52,430	$50,595	$55,134	$61,967

Basic weighted average number of shares outstanding - GAAP	79,888,520	81,061,206	81,294,227	81,208,683	81,374,811
Diluted weighted average number of shares outstanding - GAAP	79,907,672	81,105,536	81,401,599	81,353,644	81,393,708

Basic EPS - non-GAAP	$0.73	$0.65	$0.62	$0.68	$0.76
Diluted EPS - non-GAAP	0.73	0.65	0.62	0.68	0.76

Quarterly Earnings Release Q3 2025	11

WAFD, INC. AND SUBSIDIARIES
NON-GAAP MEASURES
(UNAUDITED)

	Three Months Ended
Adjusted Efficiency Ratio	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024
	(Unaudited - In thousands, except for ratio data)
Efficiency ratio - GAAP	56.0%	58.3%	65.0%	57.2%	56.6%

Net interest income - GAAP	$167,988	$160,910	$155,431	$172,812	$177,186
Total interest income adjustments	—	—	3,933	—	—
Net interest income - non-GAAP	$167,988	$160,910	$159,364	$172,812	$177,186

Non-interest expense - GAAP	$104,327	$104,832	$111,311	$107,941	$110,079
Less merger related expenses	—	—	239	(1,602)	2,285
Less non-operating expenses	—	—	5,390	(398)	—
Non-interest Expenses - non-GAAP	$104,327	$104,832	$105,682	$109,941	$107,794

Non-interest income - GAAP	$18,273	$18,881	$15,702	$15,878	$17,255
Total other income adjustments	49	(412)	(231)	(1,184)	(1,047)
Non-interest income - non-GAAP	$18,322	$18,469	$15,471	$14,694	$16,208

Net Interest Income - non-GAAP	$167,988	$160,910	$159,364	$172,812	$177,186
Non-interest income - non-GAAP	18,322	18,469	15,471	14,694	16,208
Total Income - non-GAAP	$186,310	$179,379	$174,835	$187,506	$193,394

Adjusted Efficiency Ratio	56.0%	58.4%	60.4%	58.6%	55.7%

Quarterly Earnings Release Q3 2025	12

WAFD, INC. AND SUBSIDIARIES
NON-GAAP MEASURES
(UNAUDITED)

	Three Months Ended
Adjusted ROA and ROE	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024
	(Unaudited - In thousands, except for ratio data)
Reported:
Net Income - GAAP	$61,952	$56,252	$47,267	$61,140	$64,560
Net income available to common shareholders' - GAAP	$58,296	$52,596	$43,611	$57,484	$60,904

Average Assets	26,813,500	27,371,320	27,504,576	28,000,482	29,703,337
Return on Assets	0.92%	0.82%	0.69%	0.87%	0.87%

Average Common Equity	$2,730,745	$2,739,021	$2,715,197	$2,696,093	$2,647,056
Return on common equity	8.54%	7.68%	6.42%	8.53%	9.20%

Adjusted:
Net Income - non-GAAP	$62,127	$56,086	$54,251	$58,790	$65,623
Net income available to common shareholders' - non-GAAP	$58,471	$52,430	$50,595	$55,134	$61,967

Average Assets	26,813,500	27,371,320	27,504,576	28,000,482	29,703,337
Adjusted Return on Assets	0.93%	0.82%	0.79%	0.84%	0.88%

Average Common Equity	2,730,745	2,739,021	2,715,197	2,696,093	2,647,056
Adjusted Return on common equity	8.56%	7.66%	7.45%	8.18%	9.36%

Quarterly Earnings Release Q3 2025	13

Important Cautionary Statements
The foregoing information should be read in conjunction with the financial statements, notes and other information contained in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.
This press release contains statements about the Company’s future that are not statements of historical or current fact. These statements are “forward-looking statements” for purposes of applicable securities laws and are based on current information and/or management's good faith belief as to future events. Words such as “expects,” “anticipates,” “believes,” “estimates,” “intends,” “forecasts,” “may,” “potential,” “projects,” and other similar expressions or future or conditional verbs such as “will,” “should,” “would,” and “could” are intended to help identify such forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although the Company believes any such statements are based on reasonable assumptions, forward-looking statements should not be read as a guarantee of future performance, and you are cautioned not to place undue reliance on any forward-looking statements. The Company undertakes no obligation to update or revise any forward-looking statement.
By their nature, forward-looking statements involve inherent risk and uncertainties including the following risks and uncertainties, and those risks and uncertainties more fully discussed under “Risk Factors” in the Company’s September 30, 2024 10-K and Quarterly Reports on Form 10-Q, which could cause actual performance to differ materially from that anticipated by any forward-looking statements. Forward-looking statements relating to our financial condition or operations are subject to risks and uncertainties related to (i) fluctuations in interest rate risk and market interest rates, including the effect on our net interest income and net interest margin; (ii) current and future economic conditions, including the effects of declines in the real estate market, tariffs, high unemployment rates, inflationary pressures, a potential recession, the monetary policies of the Federal Reserve, and slowdowns in economic growth either nationally or locally in some or all of the areas in which we conduct business; (iii) financial stress on borrowers (consumers and businesses) as a result of higher interest rates or an uncertain economic environment; (iv) changes in deposit flows or loan demands; (v) our ability to identify and address cyber-security risks, including security breaches, "denial of service attacks," "hacking" and identity theft; (vi) the Company's exit from the mortgage lending business; (vii) the effects of natural or man-made disasters, calamities, or conflicts, including terrorist events and pandemics (such as the COVID-19 pandemic) and the resulting governmental and societal responses; (viii) the results of examinations by regulatory authorities, including a "Needs to Improve" CRA rating, which may impose restrictions or penalties on the Company's activities; (ix) expectations regarding key growth initiatives and strategic priorities; (x) global economic trends, including developments related to Ukraine and Russia, and the evolving conflict in the Middle East, and related negative financial impacts on our borrowers; (xi) litigation risks resulting in significant expenses, losses and reputational damage; (xii) the impact of bank failures or adverse developments at other banks and related negative press about regional banks and the banking industry in general; and (xiii) other economic, competitive, governmental, environmental, regulatory, and technological factors affecting our operations, pricing, products and services.
# # #
CONTACT:
WaFd, Inc.
425 Pike Street, Seattle, WA 98101
Brad Goode, SVP, Chief Marketing Officer
206-626-8178
brad.goode@wafd.com

Quarterly Earnings Release Q3 2025	14